Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TPG RE Finance Trust, Inc. of our report dated March 23, 2016 relating to the financial statements for the year ended December 31, 2015, which appears in the TPG RE Finance Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

August 7, 2018